LEVI, RATTNER, CAHLIN & CO.
                         certified public accountants

Allen S. Levi, C.P.A.                             Members of:
Stephen J. Rattner, C.P.A.                        American Institute of
Richard A. Cahlin, C.P.A.                         Certified Public Accountants
                                                  Florida Institute of
                                                  Certified Public Accountants


September 27, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

RE: FORM 8-K DATED SEPTEMBER 26, 1995
     OF OCEAN BIO-CHEM, INC.
FILE NO.: 2-70197

Gentlemen:

With respect to the above referenced Company, we have been provided a Form 8-K reporting on the replacement of this accounting firm by another.

This letter is to confirm to you the accuracy of the disclosure in such Form 8-K reporting on the substitution of independent certified public accountants of Ocean Bio-Chem, Inc.

Very truly yours,

/s/  Richard Cahlin
Enc.
cc: Laz L. Schneider, Esq.